EXHIBIT 23.3

                         CONSENT OF PRICE WATERHOUSE LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement (No. 33-90166) on Form S-8 of our report dated December 20, 1995, appearing on page F-2 of Harvard Industries, Inc.'s Annual Report on Form 10-K of Harvard Industries, Inc. for the year ended September 30, 1995.


PRICE WATERHOUSE LLP



Tampa, Florida
October 31, 1996